Exhibit 10.24

Assignment of Lease

ASSIGNMENT OF LEASE

THIS INDENTURE WITNESSETH, that Republic Bank & Trust Company, hereinafter called "Assignor," for and in consideration of the sum of One Dollar ($1.00), and other valuable consideration, receipt of which is hereby acknowledged, does hereby sell, assign, transfer and set over unto Republic Bank & Trust Company of Indiana, hereinafter called "Assignee," all right, title and interest in and to that certain Lease from Jaytee Properties Limited Partnership, as Lessor, to the undersigned as Lessee dated May 1, 1999, and which Lease covers the real estate commonly known as 610 Eastern Boulevard, Clarksville, Indiana 47130, together with all rights and privileges granted by said Lease or incident thereto, for the remainder of the unexpired term thereof, and any renewals thereof.

Assignor covenants with said Assignee that it is the lawful owner of and has good and merchantable title to the above-described Lease and the leasehold estate created thereby, free and clear from any and all liens, encumbrances or adverse claims.

IN WITNESS WHEREOF, the said Assignor has hereunto set its hand this the 30th day of April 2001.

Republic Bank & Trust Company

By	/s/ Kevin Sipes

"Assignor"

STATE OF KENTUCKY	)
	)	ss.
COUNTY OF	)

Before me, a Notary Public in and for said County and State, personally appeared Kevin Sipes, S.V.P. and acknowledged execution of the foregoing Assignment of Lease.

WITNESS my hand and Notarial Seal this 30th day of April, 2001.

/s/ Pamela W. Anderson
Notary Public

Printed: Pamela W. Anderson

My Commission Expires: 8/21/2004

My County of Residence is: Jefferson

CONSENT TO ASSIGNMENT

THIS INDENTURE WITNESSETH, that Jaytee Properties Limited Partnership, the Lessor named in, and which executed, that certain Lease dated May 1, 1999, more particularly described in the above and foregoing assignment thereof, for and in consideration in the sum of One Dollar ($1.00) and other valuable consideration, receipt of which is hereby acknowledged, does hereby fully consent to the making of said and foregoing assignment of said Lease.  Lessor by execution of this Consent hereby releases Republic Bank & Trust Company from any and all liability for payment of rent and for performance of the terms, covenants and conditions to be performed by said Lessee under said Lease from and after May 1, 2001, provided, however, that nothing herein contained shall be construed as discharging or releasing the said Republic Bank & Trust Company from any and all liability for payment of rent and for performance of the terms, covenants and conditions to be performed by it prior to May 1, 2001, pursuant to said Lease.

IN WITNESS WHEREOF, the said Lessor has hereunto set its hand this 30th day of April, 2001.

Jaytee Properties Limited Partnership

By	/s/ Steve Trager

STATE OF KENTUCKY	)
	)	ss.
COUNTY OF	)

Before me, a Notary Public in and for said County and State, personally appeared Steven E. Trager, who acknowledged execution of the foregoing Consent to Assignment for and on behalf of said Corporation, and who, having been duly sworn, stated that the representations therein contained are true.

WITNESS my hand and Notarial Seal this 30th day of April, 2001.

/s/ Pamela W. Anderson
Notary Public
Printed: Pamela W. Anderson

My Commission Expires: 8/21/2004

My County of Residence is: Jefferson

This Instrument prepared by:

/s/ Michael A. Ringswald
Michael A. Ringswald, Atty.
601 W. Market Street
Louisville, Ky. 40202
1-(502)-561-7128